UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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ENERGY PARTNERS, LTD.

(Name of Registrant As Specified In Its Charter)
ATS INC.
WOODSIDE FINANCE LIMITED
WOODSIDE PETROLEUM LTD.

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EXHIBIT INDEX

Exhibit No.
99.1	Press Release issued by ATS Inc. on October 26, 2006
99.2	Australian Stock Exchange Announcement issued by Woodside Petroleum Ltd., dated October 26, 2006

News Release
ATS Sets Final Date For Expiration of Its Tender Offer and Plans to Move Forward With Consent Solicitation to Remove EPL Board
•	ATS sets $23.00 as its tender offer price — price will no longer be subject to an increase based upon the termination fee litigation outcome

•	EPL stockholders have just three more weeks to tender into the offer
Covington, Louisiana, October 26, 2006— ATS, a subsidiary of Woodside Petroleum Ltd. (ASX: WPL), Australia’s largest publicly listed oil and gas company has extended its all cash tender offer of $23.00 per share for each share of common stock of Energy Partners, Ltd. (NYSE: EPL) to 11:59 p.m. (New York City Time) on November 17, 2006. ATS also announced that this extension is the final deadline for EPL stockholders to accept its offer and that ATS does not intend to further extend beyond this deadline. As a result, EPL stockholders have just three more weeks to tender into the offer.
ATS reports that it has fixed the tender offer at $23.00 per share after electing to discontinue legal action against EPL which, if successful, would have increased the offer to up to $24.00 per share.
ATS ceased its legal action challenging the termination-related fees paid by EPL in relation to its failed merger with Stone Energy because it became clear that its claims would not be resolved on a timely basis. EPL argued against the expedition of this litigation and the Delaware Court of Chancery determined not to set an expedited trial date. ATS believes that EPL’s actions resisting expedition demonstrate that it clearly had no interest in recapturing for its stockholders the excessive termination fees paid by EPL in connection with its terminated merger agreement with Stone Energy Corporation.
ATS still intends to commence its consent solicitation to remove the current members of the EPL board and replace them with persons nominated by ATS. The consent solicitation is intended to facilitate the success of the ATS offer by putting into place a board of directors that ATS believes will be more receptive to the offer, and who will remove the poison pill adopted by the current EPL board in response to the ATS offer.
ATS President Mark Chatterji said: “The current board elected to take the company into a merger with Stone Energy Company which it later said was not in the best interests of stockholders, and in the process handed over more than $50 million — around $1.34 per share — in termination fees it should never have had to pay. This is just one of the recent decisions by the company’s board which appears to have reduced EPL’s financial resources without any discernible return to its stockholders.
“EPL stockholders have just three more weeks to make a decision. They have a choice between accepting the ATS offer of $23.00 per share in cash for their securities, or accepting the risk of sticking with a company run by a board whose recent actions have not been in the best interests of the EPL stockholders”
“EPL stockholders must remember that their shares were trading at $18.40 on the last trading day before ATS announced this tender, significantly less than the $23.00 per share ATS is offering.
“ATS has chosen to maintain its $23.00 per share offer despite the fact that the average monthly futures price for WTI oil for 2007 has fallen by 16% and the average monthly futures price for Henry Hub natural gas for 2007 has fallen by 17% since our offer was announced on 28 August. Moreover, despite the fact that more than eight weeks have passed since we first announced our offer, there have been no other publicly announced offers to purchase EPL. Stockholders will have to decide whether they want to accept the ATS all cash offer, or allow the market to value EPL in the absence of the ATS offer. EPL shareholders should understand, however, that we have no intention of continuing our offer past November 17, 2006,” Mr. Chatterji said.
At the close of business on October 25, 2006, there had been 68,987 shares tendered.
The complete terms and conditions of the offer are set forth in the Offer to Purchase and related Letter of Transmittal, copies of which are available by contacting the Information Agent for the offer, Innisfree M&A Incorporated. Stockholders may call toll-free: (877) 456-3427; banks and brokers may call collect: (212) 750-5833.
ATS intends to distribute a supplement to its Offer to Purchase to the EPL stockholders which will describe more fully the modified terms of the offer. Copies, when available, also may be obtained by contacting the Information Agent for the offer, Innisfree M&A Incorporated, as set forth above.
Media Contact: Roger Martin
Telephone: 011 61 8 9348 4591
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC: ATS Woodside Petroleum Ltd and Woodside Finance Ltd have filed a preliminary consent statement with the SEC relating to a consent solicitation to remove each of the members of Energy Partners, Ltd.’s board of directors and to elect nominees of ATS to the Energy Partners, Ltd. board of directors. The definitive consent statement will each be mailed to the stockholders of Energy Partners, Ltd. EPL STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of the, preliminary consent statement and when available the definitive consent statement and other relevant documents filed by ATS at the SEC’s web site at http://www.sec.gov. The definitive consent statement (when available) and such other documents may also be obtained for free from ATS by directing such requests to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, stockholders call toll-free at (877) 456-3427 (banks and brokers call collect at (212) 750-5833).
ATS, Woodside Finance Ltd, Woodside Petroleum Ltd and their respective directors and executive officers, ATS’s director nominees and other persons are participants in the solicitation of consents from stockholders of Energy Partners, Ltd. in respect of the proposed transaction. The identity of and information regarding persons who, under the SEC rules, are considered participants in the solicitation of consents from EPL in connection with ATS’s consent solicitation are contained in the preliminary consent statement filed with the SEC by ATS, Woodside Petroleum Ltd. and Woodside Finance Ltd.
This press release is for informational purposes only and does not constitute an offer or invitation to purchase nor a solicitation of an offer to sell any securities of EPL. ATS Inc. Woodside Petroleum Ltd. and Woodside Finance Ltd. have previously filed a Schedule TO with the SEC containing an offer to purchase all of the outstanding shares of common stock of EPL for $23 per share. The tender offer is being made solely by means of the offer to purchase and the exhibits filed with respect thereto (including the related letter of transmittal), which contains the full terms and conditions of the tender offer. Investors and security holders are urged to read the offer to purchase and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the offer to purchase and other relevant documents (including the exhibits to the offer to purchase) at the SEC’s Web Site at the address provided above. The offer to purchase and such other documents may also be obtained free of charge from ATS by directing such request to Innisfree M&A Incorporated at the address provided above.

WOODSIDE SUBSIDIARY SETS FINAL DATE FOR EXPIRATION OF ITS TENDER OFFER FOR ENERGY
PARTNERS
ATS Inc., a subsidiary of Woodside Petroleum Ltd., has extended its all cash tender offer for the shares of Energy Partners, Ltd to 17 November 2006.
Attached is a media release issued by ATS.

News Release
ATS Sets Final Date For Expiration of Its Tender Offer and Plans to Move Forward With Consent Solicitation to Remove EPL Board
•	ATS sets $23.00 as its tender offer price — price will no longer be subject to an increase based upon the termination fee litigation outcome

•	EPL stockholders have just three more weeks to tender into the offer
Covington, Louisiana, October 26, 2006— ATS, a subsidiary of Woodside Petroleum Ltd. (ASX: WPL), Australia’s largest publicly listed oil and gas company has extended its all cash tender offer of $23.00 per share for each share of common stock of Energy Partners, Ltd. (NYSE: EPL) to 11:59 p.m. (New York City Time) on November 17, 2006. ATS also announced that this extension is the final deadline for EPL stockholders to accept its offer and that ATS does not intend to further extend beyond this deadline. As a result, EPL stockholders have just three more weeks to tender into the offer.
ATS reports that it has fixed the tender offer at $23.00 per share after electing to discontinue legal action against EPL which, if successful, would have increased the offer to up to $24.00 per share.
ATS ceased its legal action challenging the termination-related fees paid by EPL in relation to its failed merger with Stone Energy because it became clear that its claims would not be resolved on a timely basis. EPL argued against the expedition of this litigation and the Delaware Court of Chancery determined not to set an expedited trial date. ATS believes that EPL’s actions resisting expedition demonstrate that it clearly had no interest in recapturing for its stockholders the excessive termination fees paid by EPL in connection with its terminated merger agreement with Stone Energy Corporation.
ATS still intends to commence its consent solicitation to remove the current members of the EPL board and replace them with persons nominated by ATS. The consent solicitation is intended to facilitate the success of the ATS offer by putting into place a board of directors that ATS believes will be more receptive to the offer, and who will remove the poison pill adopted by the current EPL board in response to the ATS offer.
ATS President Mark Chatterji said: “The current board elected to take the company into a merger with Stone Energy Company which it later said was not in the best interests of stockholders, and in the process handed over more than $50 million — around $1.34 per share — in termination fees it should never have had to pay. This is just one of the recent decisions by the company’s board which appears to have reduced EPL’s financial resources without any discernible return to its stockholders.
“EPL stockholders have just three more weeks to make a decision. They have a choice between accepting the ATS offer of $23.00 per share in cash for their securities, or accepting the risk of sticking with a company run by a board whose recent actions have not been in the best interests of the EPL stockholders”
“EPL stockholders must remember that their shares were trading at $18.40 on the last trading day before ATS announced this tender, significantly less than the $23.00 per share ATS is offering.
“ATS has chosen to maintain its $23.00 per share offer despite the fact that the average monthly futures price for WTI oil for 2007 has fallen by 16% and the average monthly futures price for Henry Hub natural gas for 2007 has fallen by 17% since our offer was announced on 28 August. Moreover, despite the fact that more than eight weeks have passed since we first announced our offer, there have been no other publicly announced offers to purchase EPL. Stockholders will have to decide whether they want to accept the ATS all cash offer, or allow the market to value EPL in the absence of the ATS offer. EPL shareholders should understand, however, that we have no intention of continuing our offer past November 17, 2006,” Mr. Chatterji said.
At the close of business on October 25, 2006, there had been 68,987 shares tendered.
The complete terms and conditions of the offer are set forth in the Offer to Purchase and related Letter of Transmittal, copies of which are available by contacting the Information Agent for the offer, Innisfree M&A Incorporated. Stockholders may call toll-free: (877) 456-3427; banks and brokers may call collect: (212) 750-5833.
ATS intends to distribute a supplement to its Offer to Purchase to the EPL stockholders which will describe more fully the modified terms of the offer. Copies, when available, also may be obtained by contacting the Information Agent for the offer, Innisfree M&A Incorporated, as set forth above.
Media Contact: Roger Martin
Telephone: 011 61 8 9348 4591
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC: ATS Woodside Petroleum Ltd and Woodside Finance Ltd have filed a preliminary consent statement with the SEC relating to a consent solicitation to remove each of the members of Energy Partners, Ltd.’s board of directors and to elect nominees of ATS to the Energy Partners, Ltd. board of directors. The definitive consent statement will each be mailed to the stockholders of Energy Partners, Ltd. EPL STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a free copy of the, preliminary consent statement and when available the definitive consent statement and other relevant documents filed by ATS at the SEC’s web site at http://www.sec.gov. The definitive consent statement (when available) and such other documents may also be obtained for free from ATS by directing such requests to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, stockholders call toll-free at (877) 456-3427 (banks and brokers call collect at (212) 750-5833).
ATS, Woodside Finance Ltd, Woodside Petroleum Ltd and their respective directors and executive officers, ATS’s director nominees and other persons are participants in the solicitation of consents from stockholders of Energy Partners, Ltd. in respect of the proposed transaction. The identity of and information regarding persons who, under the SEC rules, are considered participants in the solicitation of consents from EPL in connection with ATS’s consent solicitation are contained in the preliminary consent statement filed with the SEC by ATS, Woodside Petroleum Ltd. and Woodside Finance Ltd.
This press release is for informational purposes only and does not constitute an offer or invitation to purchase nor a solicitation of an offer to sell any securities of EPL. ATS Inc. Woodside Petroleum Ltd. and Woodside Finance Ltd. have previously filed a Schedule TO with the SEC containing an offer to purchase all of the outstanding shares of common stock of EPL for $23 per share. The tender offer is being made solely by means of the offer to purchase and the exhibits filed with respect thereto (including the related letter of transmittal), which contains the full terms and conditions of the tender offer. Investors and security holders are urged to read the offer to purchase and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors and security holders may obtain a free copy of the offer to purchase and other relevant documents (including the exhibits to the offer to purchase) at the SEC’s Web Site at the address provided above. The offer to purchase and such other documents may also be obtained free of charge from ATS by directing such request to Innisfree M&A Incorporated at the address provided above.